UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2005

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road, South St. Paul, MN		55075-3541
(Address of principal executive offices)		(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 19, 2005, Ballistic Recovery Systems, Inc. (the “Company”) reached a settlement with Charles F. Parsons and Aerospace Marketing, Inc. (collectively, “Parsons”) regarding its litigation involving the termination of a sales and marketing contract for the BRS-172 and BRS-150 products.  On June 30, 2005, a Florida jury found for Parsons and assessed damages against the Company for approximately $3.4 million.

In reaching the settlement, the parties executed a Stipulation and Confession of Judgment and a Security Agreement (collectively, the “Settlement Documents” and copies of which are filed as exhibits hereto).  Pursuant to the Settlement Documents, Parsons agreed to accept $1.9 million together with interest and certain other charges as full and final settlement for its claims.  The $1.9 million settlement is to be paid by the Company to Parsons as follows:

a) $700,000 plus interest at the federal judgment rate paid September 20, 2005;

b) $880,000 plus interest at the prime interest rate payable in monthly installments over 60 months beginning October 15, 2005;

c) $320,000 plus interest at the prime interest rate payable in 96 monthly payments beginning October 15, 2005, the first 60 of such payments are interest only.

Additional payments by the Company are required for up to $30,000 for Parsons’ attorneys in negotiation the Settlement Documents and $718.37 in court fees.

The Settlement Documents, which have affirmative and negative operating covenants, provide that amounts owed Parsons may be prepaid at any time without penalty.  In addition to granting a security interest in the Company’s assets to secure its obligations to Parsons, the Company agreed to confess judgment in the full amount of the judgment ($3.4 million) minus amounts paid pursuant to the Settlement Documents, in the event that the Company fails to pay any amount due under the Settlement Documents or fails to cure in a timely basis, any other event of default in the Settlement Documents.

Item 8.01.  Other Events.

On September 21, 2005, the Company announced that it has acquired the Tijuana, Mexico manufacturing facility of Paranetics Technology, Inc. (see the Press Release dated September 21, 2005 attached hereto as Exhibit 99.2 and incorporated herein by reference).

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits

The following exhibits are attached hereto and incorporated herein by reference:

10.1 Stipulation and Confession of Judgment dated September 19, 2005.

10.2  Security Agreement dated September 19, 2005

99.1 Press Release dated September 20, 2005.

99.2 Press Release dated September 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.
(REGISTRANT)

Date: September 22, 2005	By:	/s/ Larry Williams
	Name:	Larry Williams
	Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

10.1                           Stipulation and Confession of Judgment dated September 19, 2005

10.2                           Security Agreement dated September 19, 2005

99.1                           Press Release dated September 20, 2005

99.2                           Press Release dated September 21, 2005